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                                                                    EXHIBIT 99.1


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FOR IMMEDIATE RELEASE: January 30, 1998


INVESTOR CONTACT:             U.S. SURGICAL HOME PAGE:     MEDIA CONTACT:
Marianne Scipione             http://www.ussurg.com        Steve Rose
Vice President                                             Director
Corporate Communications                                   Media Relations
203-845-1404                                               203-845-1732
marianne.scipione@ussurg.com                               steve.rose@ussurg.com

                     U.S. SURGICAL COMPLETES ACQUISITION OF

                               PFIZER'S VALLEYLAB


     NORWALK, Conn. -- United States Surgical Corporation (NYSE:USS) announced today that it has completed its acquisition of Valleylab, a division of Pfizer Inc. (NYSE:PFE) for $425 million in cash. Valleylab is the world leader in electrosurgical and ultrasonic products, with sales of approximately $200 million.

     Leon C. Hirsch, chairman of USS, said, "Valleylab is an ideal fit with USS; our product lines, manufacturing capabilities, research and development programs and sales organizations can be easily integrated, providing growth for the parent company and its new division. We look forward to welcoming the Valleylab family to USS."

     Valleylab owns a large, modern state-of-the art manufacturing facility in Boulder, Colorado. USS plans to continue this operation and expand it by integrating the manufacture of newly developed USS products.

     United States Surgical Corporation is a diversified medical products company specializing in minimally invasive technologies that improve patient care and lower health care costs.

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